Exhibit 99.1

Altra Reports First Quarter 2022 Results

Achieves Record Quarterly Sales of $512M Supported by Broad-Based Market Demand

Delivers Sequential Margin Expansion Reflecting Benefits From Pricing Initiatives

Updates 2022 Guidance Following Completion of Jacobs Vehicle Systems Divestiture; Raises Guidance for Ongoing Businesses

BRAINTREE, Mass., April 28, 2022 (GLOBE NEWSWIRE) -- Altra Industrial Motion Corp. (Nasdaq: AIMC) (“Altra” or the “Company”), a leading global manufacturer and supplier of motion control, power transmission and automation products, today announced unaudited financial results for the first quarter ended March 31, 2022.

Q1 2022 Financial Highlights

	Q1 2022	Q1 2021	YOY Change
Net sales	$511.7M	$472.1M	8.4%

•  Q1 2022 Organic Sales Growth was 7.9% for the combined business compared with the first quarter of 2021. Q1 2022 Pro Forma Organic Sales Growth was 13.1% for the combined business compared with the first quarter of 2021.*

•  Q1 2022 Power Transmission Technologies (PTT) segment Organic Sales were up 17.1%; Automation & Specialty (A&S) segment Organic Sales were down 0.2% compared with the prior year. Pro Forma Organic Sales for A&S were up 8.5% compared with the prior year.*

•  Q1 2022 North America Organic Sales up 13.4%, Europe up 17.7% and Asia-Pacific/Rest of World down 18.3% compared with the prior year.*

GAAP Net Income	$44.8M	$39.2M	14.3%
Non-GAAP Net Income*	$59.6M	$56.5M	5.5%
Earnings per diluted share	$0.69	$0.60	15.0%
Non-GAAP Earnings per diluted share*	$0.91	$0.86	5.8%
Non-GAAP Adjusted EBITDA*	$103.1M	$101.6M	1.5%
Non-GAAP Adjusted EBITDA Margin*	20.1%	21.5%	(140 bps)
Operating Income Margin	13.2%	13.8%	(60 bps)
Non-GAAP Operating Income Margin*	17.6%	17.8%	(20 bps)
Cash Flow from Operations	($24.9M)	$36.2M	(168.8%)
Non-GAAP Free Cash Flow*	($42.7M)	$26.6M	(260.5%)

Q1 2022 Pro Forma Financial Highlights (excluding JVS)*

	Q1 2022	Q1 2021	YOY Change
Pro Forma Net Sales*	$466.2M	$410.5M	13.6%
Pro Forma Non-GAAP Earnings per diluted share*	$0.78	$0.67	16.4%
Pro Forma Non-GAAP Adjusted EBITDA*	$93.8M	$83.9M	11.8%
Pro Forma Non-GAAP Adjusted EBITDA Margin*	20.1%	20.4%	(30 bps)
Pro Forma Non-GAAP Operating Income Margin*	17.3%	16.9%	40 bps

Management Comments

“Our first-quarter results were highlighted by record-level quarterly sales of $512 million, 7.9% Organic Sales Growth, and a 150 basis point sequential increase in Non-GAAP Adjusted EBITDA margin as the Altra team once again did an incredible job capitalizing on broad-based market demand while effectively managing challenging supply chain dynamics,” said Carl Christenson, Altra’s Chairman and Chief Executive Officer. “In the first quarter, due to higher sales and investments in inventory to better serve our customers, working capital increased significantly. We also increased our investments in capital expenditures for growth opportunities. We expect cash flow from operations to return to more normalized levels in the back half of the year.

“We were very pleased to see the benefits of our pricing initiatives flow through to the bottom line at a higher rate than expected with sequential margin expansion in the first quarter. In addition, we expect to further close the price-cost gap through the balance of the year. We also continued to experience robust incoming order rates to end the quarter with a book-to-bill ratio of 115% and very strong backlog, which continues to bode well for our sales prospects through the remainder of 2022.

“Since the start of the year, we have made excellent progress with our portfolio management priorities, including the integration of Nook Industries, which was accretive to first-quarter earnings in line with expectations, and we are on track to achieve our targeted synergies. We also completed the sale of the Jacobs Vehicle Systems ("JVS") business, which removes a non-core, cyclical business from our portfolio. Moreover, as previously announced, based on our reduced leverage and our confidence in our ability to generate cash, we increased our dividend from $0.08 to $0.09 – and reintroduced a share repurchase program.

Business Outlook

“Looking ahead, we remain focused on executing on our strategy to optimize Altra’s position as a premier industrial company and deliver strong and sustainable returns for shareholders. As we outlined in Altra’s 2022 Investor Day presentation set forth on the Investor Relations portion of Altra's website www.altramotion.com, the objectives of our strategy include leveraging our technology differentiation and proven Altra Business System tools in strong secular markets to achieve 3% to 5% annual organic growth, actively managing the portfolio through disciplined M&A to drive further upside, delivering 300 basis points of margin expansion and free cash flow conversion greater than 100% by 2024.

“Today, we are resetting our 2022 guidance to reflect the sale of JVS and the increase in working capital to support our ongoing efforts to manage market demand. We are also raising our 2022 guidance for our ongoing businesses to reflect very strong underlying demand. Notably, we expect to keep earnings consistent compared to the prior year, despite a $194 million revenue reset related to the JVS divestiture. In addition, on a pro forma basis, we expect to deliver double digit Non-GAAP Adjusted EBITDA* growth in 2022 – a strong demonstration of the underlying strength of our transformed portfolio and the power of the Altra Business System.”

Altra is providing updated guidance for the full year 2022 as follows:

	Updated 2022 Guidance (Including JVS contribution through April 8, 2022)		Pro Forma Updated 2022 Guidance* (Excluding JVS contribution through April 8, 2022)		Prior 2022 Guidance (Excluding JVS contribution )
	Low	High	Low	High	Low	High
Full Year Sales	$1,900.5	$1,940.5	$1,855.0	$1,895.0	$1,831.0	$1,871.0
GAAP Diluted EPS	$2.59	$2.69	$2.54	$2.64	$2.37	$2.45
Non-GAAP Diluted EPS*	$3.35	$3.50	$3.22	$3.37	$3.08	$3.23
Non-GAAP Adjusted EBITDA*	$388.0	$403.0	$378.7	$393.7	$362.4	$377.4
Tax Rate	22%	23%	22%	23%	22%	23%
Capital Expenditures	$50.0	$55.0	$50.0	$55.0	$45.0	$50.0
Depreciation and Amortization	$95.0	$100.0	$95.0	$100.0	$100.0	$110.0
Non-GAAP Free Cash Flow*	$125.0	$140.0	$125.0	$140.0	$170.0	$200.0

*Reconciliations of Non-GAAP Disclosures

(Amounts in Millions of Dollars, except per share information)

*Reconciliation of Non-GAAP Net Income:

	Quarter Ended March 31,
	2022		2021
Net income	$44.8		$39.2

Restructuring costs	$0.4		$0.9
Acquisition related stock compensation expense	—		0.3
Acceleration of stock compensation expense upon retirement	0.6		—
Acquisition related amortization expense	14.0		17.6
Non-cash amortization of interest rate swap expense	—		3.1
Acquisition related expenses	0.2		—
Amortization of inventory fair value adjustment	1.2		—
Tax impact of above adjustments	(3.9)	(1)	(4.6)	(2)
Impairment charges	6.1		—
Tax benefit due to asset held for sale impairment charge	(3.8)		—
Non-GAAP Net Income*	$59.6		$56.5
Non-GAAP Earnings Per Diluted Share*	$0.91		$0.86

Reconciliation of Pro Forma Non-GAAP Diluted Earnings Per Share:
Non-GAAP Earnings Per Diluted Share*	$0.91		$0.86
JVS Non-GAAP Earnings Per Diluted Share*	(0.13)		(0.19)
Pro Forma Non-GAAP Earnings Per Diluted Share*	$0.78		$0.67
(1) Tax impact is calculated by multiplying the estimated effective tax rate for the period of 23.9% by the above items.
(2) Tax impact is calculated by multiplying the estimated effective tax rate for the period of 21.1% by the above items.

*Reconciliation of Non-GAAP Free Cash Flow:

	Quarter Ended March 31,
	2022	2021
	(Unaudited)	(Unaudited)
Net cash flows from operating activities	$(24.9)	$36.2
Purchase of property, plant and equipment	(17.8)	(9.6)
Non-GAAP Free Cash Flow*	$(42.7)	$26.6

*Reconciliation of Net Debt:

	March 31, 2022	December 31, 2021
Total gross debt	$1,406.0	$1,414.3
Cash and cash equivalents	(183.7)	(246.1)
Net Debt*	$1,222.3	$1,168.2

*Reconciliation of Organic Sales and Organic Sales Growth:

	Quarter Ended March 31, 2022		Quarter Ended March 31, 2022
Net sales	$511.7	Net sales growth	8.4%
Foreign currency translation	(8.7)	Foreign currency translation	(1.8%)
Nook acquisition	(11.1)	Nook acquisition	(2.3%)
Organic Sales*	$509.3	Organic Sales Growth*	7.9%
Reconciliation of Pro Forma Organic Sales:		Reconciliation of Pro Forma Organic Sales Growth:
Net sales	$511.7	Net sales growth	8.4%
JVS net sales	(45.5)	JVS net sales	5.2%
Pro Forma Net Sales*	$466.2	Pro Forma Net Sales growth*	13.6%
Foreign currency translation	(9.2)	Foreign currency translation	(2.2%)
Nook acquisition	(11.1)	Nook acquisition	(2.7%)
Pro Forma Organic Sales*	$464.3	Pro Forma Organic Sales Growth*	13.1%

*Reconciliation of Non-GAAP Income from Operations:

	Quarter Ended March 31,
	2022	2021
Income from operations	$67.6	$65.1
Income from operations as a percent of net sales	13.2%	13.8%
Restructuring costs	$0.4	$0.9
Acquisition related stock compensation expense	—	0.3
Acceleration of stock compensation expense upon retirement	0.6	—
Acquisition related amortization expense	14.0	17.6
Acquisition related expenses	0.2	—
Impairment charges	6.1	—
Amortization of inventory fair value adjustment	1.2	—
Non-GAAP Income From Operations*	$90.1	$83.9
Non-GAAP Income From Operations as a percent of net sales	17.6%	17.8%

Reconciliation of Pro Forma Non-GAAP Income From Operations:
Non-GAAP Income From Operations*	$90.1	$83.9
JVS Non-GAAP Income From Operations	(9.3)	(14.7)
Pro Forma Non-GAAP Income From Operations*	$80.8	$69.2
Pro Forma Non-GAAP Income From Operations as a percent of Pro Forma Net Sales*	17.3%	16.9%

*Reconciliation of Non-GAAP Operating Income and Non-GAAP Operating Income Margin:

Selected Statement of Income Data
	Quarter Ended March 31, 2022			Quarter Ended March 31, 2021
	GAAP Operating Income	Adjustments	Non-GAAP Operating Income*	GAAP Operating Income	Adjustments	Non-GAAP Operating Income*
Net sales	$511.7	$—	$511.7	$472.1	$—	$472.1
Cost of sales	331.4	1.2	330.2	300.4	—	300.4
Gross profit	180.3	1.2	181.5	171.7	—	171.7
Operating expenses
Selling, general & administrative expenses	88.6	14.8	73.8	89.8	17.9	71.9
Impairment charges	6.1	6.1	—	—	—	—
Research and development expenses	17.6	—	17.6	15.9	—	15.9
Restructuring costs	0.4	0.4	—	0.9	0.9	—
Income from operations	$67.6	$22.5	$90.1	$65.1	$18.8	$83.9
GAAP and Non-GAAP Income From Operations as a percent of net sales*	13.2%		17.6%	13.8%		17.8%
Reconciliation of Pro Forma Income From Operations:
Income from operations	$67.6	$22.5	$90.1	$65.1	$18.8	$83.9
JVS GAAP and Non-GAAP Income From Operations*	(3.2)	(6.1)	(9.3)	(10.5)	(4.2)	(14.7)
Pro Forma Income From Operations*	$64.4	$16.4	$80.8	$54.6	$14.6	$69.2
Pro Forma GAAP and Pro Forma Non-GAAP Income From Operations as a percent of Pro Forma Net Sales*	13.8%		17.3%	13.3%		16.9%

*Reconciliation of Non-GAAP Adjusted EBITDA and Non-GAAP Adjusted EBITDA Margin:

	Quarter Ended March 31,
	2022	2021
Net income	$44.8	$39.2

Gain on foreign currency and other, net	(0.6)	(0.1)
Impairment charges	6.1	—
Tax expense	11.6	10.5
Interest expense	11.3	16.9
Depreciation expense	10.2	13.1
Acquisition related expenses	0.2	—
Acquisition related amortization expense	14.0	17.6
Stock compensation expense	3.9	3.5
Restructuring costs	0.4	0.9
Amortization of inventory fair value adjustment	1.2	—
Non-GAAP Adjusted EBITDA*	$103.1	$101.6
Non-GAAP Adjusted EBITDA as a percent of net sales*	20.1%	21.5%

Reconciliation of Pro Forma Non-GAAP Adjusted EBITDA
Non-GAAP Adjusted EBITDA*	$103.1	$101.6
JVS Non-GAAP Adjusted EBITDA	(9.3)	(17.7)
Pro Forma Non-GAAP Adjusted EBITDA*	$93.8	$83.9
Pro Forma Non-GAAP Adjusted EBITDA as a percent of Pro Forma Net Sales*	20.1%	20.4%

*Reconciliation of Non-GAAP Gross Profit:

	Quarter Ended March 31,
	2022	2021
Gross profit	$180.3	$171.7
Gross profit as a percent of net sales	35.2%	36.4%
Amortization of inventory fair value adjustment	1.2	—
Non-GAAP Gross Profit*	$181.5	$171.7
Non-GAAP Gross Profit as a percent of net sales*	35.5%	36.4%

Reconciliation of Pro Forma Non-GAAP Gross Profit:
Non-GAAP Gross Profit*	$181.5	$171.7
JVS gross profit	(12.5)	(17.7)
Pro Forma Non-GAAP Gross Profit*	$169.0	$154.0
Pro Forma Non-GAAP Gross Profit as a percent of Pro Forma Net Sales*	36.3%	37.5%

*Reconciliation of 2022 Non-GAAP Net Income Guidance and Non-GAAP Diluted EPS Guidance:

	Projected Fiscal Year 2022 Net Income	Projected Fiscal Year 2022 Diluted EPS
Net income and diluted earnings per share	$169.7-$176.0	$2.59 - $2.69
Pro Forma impact of JVS divestiture, net of tax	(3.0)	(0.05)
Pro Forma Net Income and Diluted Earnings Per Share	$166.7-$173.0	$2.54 - $2.64
Restructuring costs	2.0 - 3.0
Acquisition related expenses	0.6 - 1.0
Amortization of inventory fair value adjustment	2.3
Acquisition related amortization expense	52.0 - 55.0
Acceleration of stock compensation expense upon retirement	0.6
Impairment charges	6.1
Tax impact of above adjustments (1) (2)	(14.0) - (15.0)
Non-GAAP Net Income and Non-GAAP Diluted EPS Guidance*	$219.3 - $229.0	$3.35 - $3.50
Pro Forma impact of JVS divestiture, net of tax	(8.3)	(0.13)
Pro Forma Non-GAAP Net Income and Pro Forma Non-GAAP Diluted EPS Guidance*	$211.0 - $220.7	$3.22 - $3.37
(1) Adjustments are pre-tax, with net tax impact listed separately
(2) Tax impact is calculated by multiplying the estimated effective tax rate for the period of 22.0 - 23.0% by the above items

*Reconciliation of 2022 Non-GAAP Adjusted EBITDA Guidance:

Fiscal Year 2022
Net income	$169.7 - $176.0
Acquisition related expenses	0.6 - 1.0
Interest expense	48.0 - 50.0
Tax expense	49.3 - 49.6
Depreciation expense	43.0 - 45.0
Impairment charges	6.1
Stock based compensation	15.0
Restructuring costs	2.0 - 3.0
Acquisition related amortization expense	52.0 - 55.0
Amortization of inventory fair value adjustment	2.3
Non-GAAP Adjusted EBITDA*	$388.0 - $403.0
Pro Forma impact of JVS divestiture, net of tax	(9.3)
Pro Forma Non-GAAP Adjusted EBITDA*	$378.7 - $393.7

*Reconciliation of 2022 Non-GAAP Free Cash Flow Guidance:

Fiscal Year 2022
Net cash flows from operating activities	$175.0 - $195.0
Purchase of property, plant and equipment	(50.0) - (55.0)
Non-GAAP Free Cash Flow Guidance*	$125.0 - $140.0

Conference Call

The company will conduct an investor conference call to discuss its unaudited first quarter financial results on Thursday, April 28, 2022 at 10:00 a.m. ET. The public is invited to listen to the conference call by dialing (844) 200-6205 domestically or (929) 526-1599 for international access and asking to participate in the ALTRA conference call (Event Access Code: 380751). A live webcast of the call will be available in the "Investor Relations" section of www.altramotion.com. Individuals may download charts that will be used during the call at www.altramotion.com under presentations in the Investor Relations section. The charts will be available after earnings are released. A replay of the recorded conference call will be available at the conclusion of the call on Thursday, April 28, 2022 through midnight on May 12, 2022. To listen to the replay, dial (866) 813-9403 domestically or +44 (204) 525-0658 for international access (Conference ID: 231825). A webcast replay also will be available.

About Altra Industrial Motion Corp.

Altra Industrial Motion Corp. is a premier industrial global manufacturer and supplier of highly engineered motion control, automation, and power transmission systems and components. Altra's portfolio consists of 26 well-respected brands including Bauer Gear Motor, Boston Gear, Kollmorgen, Portescap, Stromag, Svendborg Brakes, TB Wood's, Thomson and Warner Electric. Headquartered in Braintree, Massachusetts, Altra has over 9,000 employees and 47 production facilities in 17 countries around the world.

Altra Industrial Motion Corp.
Consolidated Balance Sheets
In millions of dollars	March 31, 2022	December 31, 2021
Assets:	(Unaudited)
Current assets
Cash and cash equivalents	$183.7	$246.1
Trade receivables, net	269.6	224.5
Inventories	308.3	267.8
Income tax receivable	10.2	11.7
Assets held for sale	383.0	377.3
Prepaid expenses and other current assets	40.3	40.4
Total current assets	1,195.1	1,167.8
Property, plant and equipment, net	276.4	275.8
Goodwill	1,556.2	1,564.0
Intangible assets, net	1,036.0	1,057.2
Deferred income taxes	1.2	2.3
Other non-current assets	12.9	13.5
Operating lease right of use assets	47.0	50.0
Total assets	$4,124.8	$4,130.6
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$179.0	$173.3
Accrued payroll	58.5	81.8
Accruals and other current liabilities	81.1	77.0
Income tax payable	13.1	6.0
Current portion of long-term debt	13.2	11.1
Liabilities held for sale	53.1	53.0
Operating lease liabilities	14.1	14.3
Total current liabilities	412.1	416.5
Long-term debt, net of current portion	1,390.7	1,401.0
Deferred income taxes	243.2	250.5
Pension liabilities	29.4	29.9
Long-term taxes payable	1.8	2.7
Other long-term liabilities	5.8	7.3
Operating lease liabilities, net of current portion	34.8	37.6
Total stockholders' equity	2,007.0	1,985.1
Total liabilities, and stockholders' equity	$4,124.8	$4,130.6

Reconciliation to operating working capital:
Trade receivables, net	$269.6	$224.5
Inventories	308.3	267.8
Accounts payable	(179.0)	(173.3)
Non-GAAP operating working capital*	$398.9	$319.0

Consolidated Statements of Income Data:	Quarter Ended March 31,
In millions of dollars	2022	2021
	(Unaudited)	(Unaudited)
Net sales	$511.7	$472.1
Cost of sales	331.4	300.4
Gross profit	$180.3	$171.7
Gross profit as a percent of net sales	35.2%	36.4%
Selling, general & administrative expenses	88.6	89.8
Impairment charges	6.1	—
Research and development expenses	17.6	15.9
Restructuring costs	0.4	0.9
Income from operations	$67.6	$65.1
Income from operations as a percent of net sales	13.2%	13.8%
Interest expense, net	11.3	16.9
Other non-operating income, net	(0.1)	(1.5)
Income before income taxes	$56.4	$49.7
Provision for income taxes	11.6	10.5
Income tax rate	20.6%	21.1%
Net income	$44.8	$39.2

Weighted Average common shares outstanding:
Basic	65.0	64.7
Diluted	65.3	65.3
Net income per share:
Basic	$0.69	$0.61
Diluted	$0.69	$0.60

Consolidated Statements of Cash Flows:	Quarter Ended March 31,
In millions of dollars	2022	2021
Cash flows from operating activities
Net income	$44.8	$39.2
Adjustments to reconcile net income to net operating cash flows:
Depreciation	10.2	13.1
Amortization of intangible assets	14.0	17.6
Amortization of deferred financing costs	0.3	1.2
Gain on foreign currency, net	(0.3)	(0.2)
Accretion of debt discount	0.0	0.1
Non-cash amortization of interest rate swap expense	—	3.1
Impairment charges	6.1	—
(Gain)/Loss on disposal and other	(0.3)	0.1
Benefit for deferred taxes	(4.4)	—
Stock-based compensation	3.9	3.5
Changes in assets and liabilities:
Trade receivables, net	(56.5)	(21.5)
Inventories	(37.9)	(15.5)
Accounts payable and accrued liabilities	(6.3)	5.7
Other current assets and liabilities	5.4	(10.7)
Other operating assets and liabilities	(2.8)	0.5
JVS transaction costs paid	(1.1)	—
Net cash (used in) provided by operating activities	(24.9)	36.2
Cash flows from investing activities
Purchase of property, plant and equipment	(17.8)	(9.6)
Net cash used in investing activities	(17.8)	(9.6)
Cash flows from financing activities
Payments on Revolving Credit Facility	(5.0)	—
Payments on Term Loan B Facility	—	(20.0)
Payments on Term Loan A Facility	(2.5)	—
Dividend payments	(5.2)	(3.9)
Net payments on financing leases, mortgages, and other obligations	(0.3)	(0.4)
Net proceeds from China debt	—	0.3
Shares surrendered for tax withholding	(4.1)	(3.1)
Net cash used in financing activities	(17.1)	(27.1)
Effect of exchange rate changes on cash and cash equivalents	(2.6)	(4.5)
Net change in cash and cash equivalents	(62.4)	(5.0)
Cash and cash equivalents at beginning of period	246.1	254.4
Cash and cash equivalents at end of period	$183.7	$249.4

Reconciliation to Non-GAAP Free Cash Flow:
Net cash flows from operating activities	$(24.9)	$36.2
Purchase of property, plant and equipment	(17.8)	(9.6)
Non-GAAP Free Cash Flow*	$(42.7)	$26.6

Selected Segment Data	Quarter Ended March 31,
In millions of dollars	2022	2021
Net sales:
Power Transmission Technologies	$253.7	$221.0
Automation & Specialty	259.2	252.1
Inter-segment eliminations	(1.2)	(1.0)
Total	$511.7	$472.1

Income from operations:
Power Transmission Technologies	$32.3	$27.8
Automation & Specialty	35.6	41.4
Corporate	0.1	(3.2)
Restructuring costs	(0.4)	(0.9)
Total	$67.6	$65.1

*Reconciliation of Non-GAAP Income from Operations by Segment:

Selected Segment Data
In millions of dollars	Quarter Ended March 31, 2022
	Power Transmission Technologies	Automation and Specialty	Corporate	Inter-segment eliminations	Total
Net sales	$253.7	$259.2	$—	$(1.2)	$511.7
JVS net sales	—	(45.5)	—	—	(45.5)
Pro Forma Net Sales*	$253.7	$213.7	$—	$(1.2)	$466.2

Income/(loss) from operations:
Income from operations	$32.3	$35.2	$0.1	$—	$67.6
Restructuring costs	—	0.4	—	—	0.4
Acceleration of stock compensation expense upon retirement	—	—	0.6	—	0.6
Acquisition related amortization expense	2.1	11.9	—	—	14.0
Acquisition related expenses	—	—	0.2	—	0.2
Impairment charges	—	6.1	—	—	6.1
Amortization of inventory fair value adjustment	—	1.2	—	—	1.2
Non-GAAP Income From Operations*	$34.4	$54.8	$0.9	$—	$90.1
Non-GAAP Income From Operations as a percentage of Segment net sales*	13.6%	21.1%			17.6%

Reconciliation of Pro Forma Non-GAAP Income From Operations:
Non-GAAP Income From Operations*	$34.4	$54.8	$0.9	$—	$90.1
JVS Non-GAAP Income From Operations	—	(9.3)	—	—	(9.3)
JVS stranded costs	—	1.1	(1.1)	—	—
Pro Forma Non-GAAP Income From Operations*	$34.4	$46.6	$(0.2)	$—	$80.8
Pro Forma Non-GAAP Income From Operations as a percent of Pro Forma Net Sales*	13.6%	21.8%			17.3%

Selected Segment Data
In millions of dollars	Quarter Ended March 31, 2021
	Power Transmission Technologies	Automation and Specialty	Corporate	Inter-segment eliminations	Total
Net sales	$221.0	$252.1	$—	$(1.0)	$472.1
JVS net sales	—	(61.6)	—	—	(61.6)
Pro Forma Net Sales*	$221.0	$190.5	$—	$(1.0)	$410.5

Income from operations:
Income/(loss) from operations	$27.2	$41.1	$(3.2)	$—	$65.1
Restructuring costs	0.6	0.3	—	—	0.9
Acquisition related stock compensation expense	—	—	0.3	—	0.3
Acquisition related amortization expense	2.1	15.5	—	—	17.6
Non-GAAP Income From Operations*	$29.9	$56.9	$(2.9)	$—	$83.9
Non-GAAP Income From Operations as a percentage of Segment net sales*	13.5%	22.6%			17.8%

Reconciliation of Pro Forma Non-GAAP Income From Operations:
Non-GAAP Income From Operations*	$29.9	$56.9	$(2.9)	$—	$83.9
JVS Non-GAAP Income From Operations	—	(14.7)	—	—	(14.7)
JVS stranded costs	—	1.2	(1.2)	—	—
Pro Forma Non-GAAP Income From Operations*	$29.9	$43.4	$(4.1)	$—	$69.2
Pro Forma Non-GAAP Income From Operations as a percent of Pro Forma Net Sales*	13.5%	22.8%			16.9%

*Discussion of Non-GAAP Financial Measures

The non-GAAP financial measures used in this release are utilized by management in comparing our operating performance on a consistent basis. We believe that these financial measures are appropriate to enhance the overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. We believe that these measures provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations as well as insight into the compliance with our debt covenants. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. Our industry peers may provide similar supplemental non-GAAP information with respect to one or more of these measures, although they may not use the same or comparable terminology and may not make identical adjustments. A reconciliation of non-GAAP financial measures presented above to our GAAP results has been provided in the financial tables included in this press release.

Organic Sales and Organic Sales Growth

Organic Sales in this release are net sales excluding the impact of foreign currency translation and acquisitions. Organic Sales can be expressed as a dollar amount or a percentage rate when describing Organic Sales Growth.

Non-GAAP Net Income, Non-GAAP Income From Operations, Non-GAAP Diluted Earnings Per Share, Non-GAAP Operating Income Margin, and Non-GAAP Net Income and Non-GAAP Diluted EPS Guidance

Non-GAAP Net Income, Non-GAAP Income From Operations, Non-GAAP Diluted Earnings Per Share, and Non-GAAP Net Income and Non-GAAP Diluted Earnings Per Share Guidance exclude acquisition related amortization expense, acquisition related expense, acquisition related stock compensation expense, restructuring and consolidation costs, non-cash amortization of interest rate swap expense and other income or charges that management does not consider to be directly related to the Company’s core operating performance. Non-GAAP Diluted Earnings Per Share is calculated by dividing Non-GAAP Net Income by GAAP weighted average shares outstanding (diluted). Non-GAAP Operating Income Margin is calculated by dividing Non-GAAP Income From Operations by GAAP Net Sales.

Non-GAAP Gross Profit

Non-GAAP gross profit excludes amortization of inventory fair value adjustment. Non-GAAP gross profit margin is calculated by dividing Non-GAAP gross profit by GAAP Net Sales.

Non-GAAP Adjusted EBITDA and Non-GAAP Adjusted EBITDA Guidance

Non-GAAP Adjusted EBITDA and Non-GAAP Adjusted EBITDA Guidance represents earnings before interest, taxes, depreciation, acquisition related amortization, acquisition related costs, restructuring costs, stock-based compensation, asset impairment and other income or charges that management does not consider to be directly related to the Company’s core operating performance.

Non-GAAP Adjusted EBITDA Margin

Non-GAAP Adjusted EBITDA Margin is calculated by dividing Non-GAAP Adjusted EBITDA by GAAP Net Sales.

Non-GAAP Free Cash Flow and Non-GAAP Free Cash Flow Guidance

Non-GAAP Free Cash Flow and Non-GAAP Free Cash Flow Guidance is calculated by deducting purchases of property, plant and equipment.

Non-GAAP Operating Working Capital

Non-GAAP Operating Working Capital is calculated by deducting accounts payable from net trade receivables plus inventories.

Net Debt

Net Debt is calculated by subtracting cash and cash equivalents from total gross debt.

Pro Forma Net Sales, Pro Forma Net Sales Guidance, Pro Forma Net Income, Pro Forma GAAP Diluted Earnings Per Share Guidance, Pro Forma Non-GAAP Earnings per Diluted Share, Pro Forma Non-GAAP Earnings per Diluted Share Guidance, Pro Forma Non-GAAP Adjusted EBITDA, Pro Forma Non-GAAP Adjusted EBITDA Guidance, Pro Forma Non-GAAP Adjusted EBITDA Margin, Pro Forma Non-GAAP Adjusted EBITDA Margin Guidance, Pro Forma Non-GAAP Operating Income Margin, Pro Forma Non-GAAP Income From Operations, Pro Forma Non-GAAP Gross Profit, Pro Forma Non-GAAP Gross Profit as a Percent of Pro Forma Net Sales, Pro Forma Organic Sales and Pro Forma Organic Sales Growth, Pro Forma Non-GAAP Free Cash Flow Guidance

Pro Forma GAAP and Pro Forma Non-GAAP financial measures and guidance excludes the impact of the JVS business.

Forward-Looking Statements

All statements, other than statements of historical fact included in this release are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Forward-looking statements can generally be identified by phrases such as “believes,” “expects,” “potential,” “continues,” “may,” “should,” “seeks,” “predicts,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “could,” “designed”, “should be,” "will,” “guidance,” “outlook,” and other similar expressions that denote expectations of future or conditional events rather than statements of fact. Forward-looking statements also may relate to strategies, plans and objectives for, and potential results of, future operations, financial results, financial condition, business prospects, growth strategy and liquidity, and are based upon financial data, market assumptions and management's current business plans and beliefs or current estimates of future results or trends available only as of the time the statements are made, which may become out of date or incomplete. Forward looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations. These statements include, but may not be limited to, the statements under the “Business Outlook” section and statements related to management's expectations regarding (a) the Company’s ability to expediently de-lever the balance sheet and take advantage of “Altra-like” M&A opportunities , (b) the Company’s commitment to maintaining sustainable business practices and delivering value for all stakeholders across a range of ESG topics identified as most important through the Company’s first materiality assessment, (c) the expected benefits and integration of the acquisition of Nook Industries, including achieving targeted synergies, (d) margin expansion and free cash flow conversion , (e) the Company’s ability to execute on pricing initiatives and be ahead of the price cost curve in the second half of 2022, (f) the Company’s expectations for adjusted EBITDA growth in 2022, (g) leveraging the Company’s technology differentiation and the Altra Business System tools in strong secular markets to attempt to achieve 3% to 5% annual organic growth, (h) the Company's ongoing efforts to support strong underlying demand and manage supply chain constraints, (i) the Company actively managing the portfolio through disciplined M&A to drive further upside, (j) the Company’s expectations for fiscal year 2022, (k) execution of the Company’s strategy to optimize its position as a premier industrial company and deliver strong and sustainable returns for shareholders, (l) the Company’s sales prospects through the remainder of 2022 and (m) the Company’s ability to generate cash.

In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) competitive pressures, (2) changes in political and economic conditions in the United States and abroad, including, but not limited to, changes as a result of the war in Ukraine, and the cyclical nature of our markets, (3) loss of distributors, (4) the ability to develop new products and respond to customer needs, (5) risks associated with international operations, including currency risks, and the effects of tariffs and other trade actions taken by the United States and other countries, (6) accuracy of estimated forecasts of OEM customers and the impact of the current global economic environment on our customers, (7) risks associated with a disruption to our supply chain including the impact of the global semiconductor chip shortage, (8) fluctuations in the costs of raw materials used in our products, (9) product liability claims, (10) work stoppages and other labor issues involving the Company’s facilities or the Company’s customers, (11) changes in employment, environmental, tax and other laws and changes in the enforcement of laws, (12) loss of key management and other personnel, (13) risks associated with compliance with environmental laws, (14) the ability to successfully execute, manage and integrate key acquisitions and mergers, (15) failure to obtain or protect intellectual property rights, (16) impairment or reduction of goodwill or intangible assets, (17) failure of operating equipment or information technology infrastructure, including cyber-attacks or other security breaches, and failure to comply with data privacy laws or regulations, (18) risks associated with our debt leverage, (19) risks associated with restrictions contained in the agreements governing Altra’s $400 million aggregate principal amount of 6.125% senior notes due 2026 and Altra’s revolving credit facility and term loan facility, (20) risks associated with compliance with tax laws, (21) risks associated with the global recession and volatility and disruption in the global financial markets, (22) risks associated with enhancements to our enterprise resource planning system, (23) risks associated with the Nook Industries and A&S acquisitions and integration and other acquisitions, (24) risks associated with certain minimum purchase agreements we have with suppliers, (25) risks related to our relationships with strategic partners, (26) our ability to offset increased commodity and labor costs with increased prices, (27) risks associated with our exposure to variable interest rates and foreign currency exchange rates, (28) disruption of our supply chain, (29) risks associated with our exposure to renewable energy markets, (30) risks related to regulations regarding conflict minerals, (31) risks related to restructuring and plant consolidations, (32) exposure to United Kingdom political developments, including the effect of its withdrawal from the European Union, and the uncertainty surrounding the effect of Brexit and related negative developments in the European Union and elsewhere, (33) Altra’s ability to achieve the efficiencies, savings and other benefits anticipated from its cost reduction, margin improvement, restructuring, plant consolidation and other business optimization initiatives, (34) the risks associated with transitioning from LIBOR to a replacement alternative reference rate, (35) the scope and duration of the COVID-19 global pandemic and its impact on global economic systems and our employees, sites, operations, customers and supply chain, including the impact of the pandemic on manufacturing and supply capabilities throughout the world, (36) adverse conditions in the credit and capital markets limiting or preventing the Company’s and its customers’ and suppliers’ ability to borrow or raise capital, (37) the Company’s ability to invest in new technologies and manufacturing techniques and to develop or adapt to changing technology and manufacturing techniques, (38) defects, quality issues, inadequate disclosure or misuse with respect to our products and capabilities, (39) changes in labor or employment laws, (40) the Company’s ability to recruit, retain and motivate key sales, marketing or engineering personnel, (41) unplanned repairs or equipment outages, (42) changes in the Company’s tax rates, or exposure to additional income tax liabilities or assessments, as well as audits by tax authorities, (43) the risks associated with the Company’s ability to successfully divest or otherwise dispose of businesses that are deemed not to fit with our strategic plan or are not achieving the desired return on investment and (44) other risks, uncertainties and other factors described in the Company's quarterly reports on Form 10-Q and annual reports on Form 10-K and in the Company's other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference. Except as required by applicable law, Altra does not intend to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

AIMC-E

CONTACT:

Altra Investor Relations

781-917-0600

Email: ir@altramotion.com